UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2015

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Amended and Restated 2011 Stock Incentive Plan

On May 19, 2015, the stockholders of Newport Corporation (the “Registrant”) approved the Registrant’s Amended and Restated 2011 Stock Incentive Plan (the “Amended Plan”), which was previously approved by the Registrant’s Board of Directors on March 25, 2015, subject to stockholder approval.  The Registrant’s 2011 Stock Incentive Plan was originally adopted by the Registrant’s Board of Directors in March 2011 and was approved by stockholders in May 2011.  The Amended Plan includes the following material amendments to the original 2011 Stock Incentive Plan:

(i)             the number of shares of the Registrant’s common stock authorized for issuance under the Amended Plan has been increased by 4,500,000 shares, to a total of 10,500,000 shares; and

(ii)          the term of the Amended Plan has been extended by four (4) years, expiring March 25, 2025.

Certain other amendments are included in the Amended Plan, which are primarily administrative in nature.

A more detailed summary of the principal features of the Amended Plan is set forth in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2015 (the “Proxy Statement”) and is incorporated herein by reference.  A copy of the Amended Plan is included as Appendix B to the Proxy Statement and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.  The forms of Restricted Stock Unit Award Agreements and Stock Appreciation Right Award Agreement to be used under the Amended Plan are substantially the same as the forms of agreements established under the original 2011 Stock Incentive Plan, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Registrant was held on May 19, 2015.  Of the 39,470,292 shares of the Registrant’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 36,257,717 shares of common stock, representing approximately 91.86% of the total number of shares entitled to vote at the meeting.  The following four proposals were presented and voted on at the meeting:

Proposal 1

To elect seven nominees, Christopher Cox, Siddhartha C. Kadia, Oleg Khaykin, Cherry A. Murray, Robert J. Phillippy, Kenneth F. Potashner and Peter J. Simone, as members of the Board of Directors, to serve for a one-year term expiring at the Registrant’s annual meeting of stockholders in 2016.  The seven nominees were elected by a plurality of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

Nominee	For	Withheld	Broker Non-Votes
Christopher Cox	30,467,351	88,388	5,701,978
Siddhartha C. Kadia	30,209,517	346,222	5,701,978
Oleg Khaykin	30,209,151	346,588	5,701,978
Cherry A. Murray	30,222,766	332,973	5,701,978
Robert J. Phillippy	30,474,592	81,147	5,701,978
Kenneth F. Potashner	29,958,255	597,484	5,701,978
Peter J. Simone	30,204,830	350,909	5,701,978

Proposal 2

To ratify the appointment of Deloitte & Touche LLP as the Registrant’s independent auditors for the fiscal year ending January 2, 2016.  Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
34,791,710	506,643	959,364	—

Proposal 3

To approve the Registrant’s Amended and Restated 2011 Stock Incentive Plan.  Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
25,743,019	3,814,233	998,487	5,701,978

Proposal 4

An advisory vote on the approval of the compensation of the Registrant’s named executive officers.  Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy.  The voting results were:

For	Against	Abstain	Broker Non-Votes
28,755,082	303,932	1,496,725	5,701,978

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2015	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary